Ex 99.1

PTC Announces Fourth fiscal Quarter and Full Fiscal YEar 2026 Results

Strategic focus on Intelligent Product Lifecycle vision

BOSTON, MA, November 4, 2026 - PTC (NASDAQ: PTC) today reported financial results for its fourth fiscal quarter and full fiscal year ended September 30, 2026.

Fourth Fiscal Quarter and Full Fiscal Year 2026 Key Operating and Financial Metrics1

$ in millions, except per share amounts	Q4’26	Q4'25	YoY Change
As reported ARR excluding divested businesses[2]	$2,508	$2,320	8%
Constant currency ARR excluding divested businesses (FY'26 Plan FX rates3)	$2,545	$2,320	9.7%
Operating cash flow	$47[5]	$104	(55%)
Free cash flow	$38[5]	$100	(63%)
Revenue[4]	$673	$894	(25%)[6]
Operating margin[4]	32%	49%	(1,690 bps)
Non-GAAP operating margin[4]	46%	59%	(1,320 bps)
Earnings per share[4]	$1.44	$2.88	(50%)
Non-GAAP earnings per share[4]	$2.03	$3.41	(40%)

1 The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

2 As reported ARR excluding divested businesses excludes Kepware and ThingWorx ARR from Q4’25 to facilitate period-to-period comparisons following the divestiture of those businesses in Q2’26. ARR increased 1% year over year on an as reported basis in Q4’26.

3 On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods. Constant currency ARR excluding divested businesses excludes Kepware and ThingWorx ARR from Q4’25.

4 Revenue and, as a result, operating margin and earnings per share are impacted under ASC 606.

5 Q4’26 cash flow included approximately $24 million of divestiture-related costs and approximately $75 million of divestiture-related cash taxes, all of which are not expected to recur in future years. Also, Q4’26 free cash flow included approximately $5 million of capital expenditures, which are not expected to recur in future years, related to moving a major R&D center to a new office.

6 In Q4’26, revenue declined 24% year over year on a constant currency basis.

$ in millions, except per share amounts	FY’26	FY'25	YoY Change
Operating cash flow	$899[2]	$868[3]	4%
Free cash flow	$873[2]	$857[3]	2%
Revenue[1]	$2,733	$2,739	(0%)[4]
Operating margin[1]	33%	36%	(310 bps)
Non-GAAP operating margin[1]	47%	48%	(80 bps)
Earnings per share[1]	$8.93	$6.08	47%
Non-GAAP earnings per share[1]	$8.24	$7.94	4%

1 Revenue and, as a result, operating margin and earnings per share are impacted under ASC 606.

2 FY’26 cash flow included approximately $48 million of divestiture-related costs and approximately $83 million of divestiture-related cash taxes, partially offset by approximately $70 million of divestiture-related net free cash flow contribution, all of which are not expected to recur in future years. Also, FY’26 free cash flow included approximately $14 million of capital expenditures, which are not expected to recur in future years, related to moving a major R&D center to a new office.

3 FY’25 cash flow absorbed approximately $20 million of outflows related to our go-to-market realignment.

4 In FY’26, revenue declined 2% year over year on a constant currency basis.

As previously announced on October 5th, 2026, PTC entered into a definitive agreement to be acquired by Schneider Electric. In light of the pending transaction, PTC is suspending quarterly earnings conference calls and is no longer providing quarterly or annual guidance.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; impairment and other charges (credits), net; non-operating charges (credits), net shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return excess cash to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’26 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2025, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, SaaS, hosting, and support contracts as of the end of the reporting period. We calculate ARR as follows:

·
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
·
For contracts that include annual values that change over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include any future committed increases in the contract value as of the date of the ARR calculation.
·
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future contract renewals or non-renewals.
·
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date, adjusted for leap years), then multiplying that by 365 days.

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We generally invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized as revenue at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 30,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Michael Maguire, CFA
VP, Investor Relations

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

Revenue:
Recurring revenue	$645,247	$861,071	$2,621,914	$2,600,514
Perpetual license	3,881	8,371	17,144	31,375
Professional services	24,126	24,353	94,373	107,337
Total revenue (1)	673,254	893,795	2,733,431	2,739,226

Cost of revenue (2)	115,860	116,899	456,808	444,983

Gross margin	557,394	776,896	2,276,623	2,294,243

Operating expenses:
Sales and marketing (2)	144,357	142,197	561,628	566,516
Research and development (2)	120,122	114,507	479,946	457,693
General and administrative (2)	62,155	63,601	284,775	226,058
Amortization of acquired intangible assets	11,976	11,592	48,051	45,948
Impairment and other charges, net	6,161	11,430	6,161	15,643
Total operating expenses	344,771	343,327	1,380,561	1,311,858

Operating income	212,623	433,569	896,062	982,385
Other income (expense), net	(17,594)	(5,471)	401,181	(62,208)
Income before income taxes	195,029	428,098	1,297,243	920,177
Provision for income taxes	37,766	80,305	263,959	186,180
Net income	$157,263	$347,793	$1,033,284	$733,997

Earnings per share:
Basic	$1.45	$2.91	$8.97	$6.12
Weighted average shares outstanding	108,825	119,714	115,240	120,005

Diluted	$1.44	$2.88	$8.93	$6.08
Weighted average shares outstanding	109,401	120,674	115,716	120,777

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
License revenue (1)	$267,028	$484,081	$1,105,238	$1,162,709
Support and cloud services revenue	382,100	385,361	1,533,820	1,469,180
Professional services revenue	24,126	24,353	94,373	107,337
Total revenue	$673,254	$893,795	$2,733,431	$2,739,226

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Cost of revenue	$5,932	$5,979	$24,668	$22,690
Sales and marketing	19,276	15,078	70,649	61,750
Research and development	16,556	16,785	65,671	65,119
General and administrative	24,480	16,968	91,104	66,646
Total stock-based compensation	$66,244	$54,810	$252,092	$216,205

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

GAAP gross margin	$557,394	$776,896	$2,276,623	$2,294,243
Stock-based compensation	5,932	5,979	24,668	22,690
Amortization of acquired intangible assets included in cost of revenue	7,838	8,219	31,259	32,828
Non-GAAP gross margin	$571,164	$791,094	$2,332,550	$2,349,761

GAAP operating income	$212,623	$433,569	$896,062	$982,385
Stock-based compensation	66,244	54,810	252,092	216,205
Amortization of acquired intangible assets	19,814	19,811	79,310	78,776
Acquisition and transaction-related charges	2,497	6,694	42,519	9,116
Impairment and other charges, net	6,161	11,430	6,161	15,643
Non-GAAP operating income (1)	$307,339	$526,314	$1,276,144	$1,302,125

GAAP net income	$157,263	$347,793	$1,033,284	$733,997
Stock-based compensation	66,244	54,810	252,092	216,205
Amortization of acquired intangible assets	19,814	19,811	79,310	78,776
Acquisition and transaction-related charges	2,497	6,694	42,519	9,116
Impairment and other charges, net	6,161	11,430	6,161	15,643
Non-operating credits, net (2)	(1,298)	(13,100)	(465,150)	(13,100)
Income tax adjustments (3)	(28,460)	(16,183)	5,464	(81,833)
Non-GAAP net income	$222,221	$411,255	$953,680	$958,804

GAAP diluted earnings per share	$1.44	$2.88	$8.93	$6.08
Stock-based compensation	0.61	0.45	2.18	1.79
Amortization of acquired intangibles	0.18	0.16	0.69	0.65
Acquisition and transaction-related charges	0.02	0.06	0.37	0.08
Impairment and other charges, net	0.06	0.09	0.05	0.13
Non-operating credits, net (2)	(0.01)	(0.11)	(4.02)	(0.11)
Income tax adjustments (3)	(0.26)	(0.13)	0.05	(0.68)
Non-GAAP diluted earnings per share	$2.03	$3.41	$8.24	$7.94

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
GAAP operating margin	31.6%	48.5%	32.8%	35.9%
Stock-based compensation	9.8%	6.1%	9.2%	7.9%
Amortization of acquired intangibles	2.9%	2.2%	2.9%	2.9%
Acquisition and transaction-related charges	0.4%	0.7%	1.6%	0.3%
Impairment and other charges, net	0.9%	1.3%	0.2%	0.6%
Non-GAAP operating margin	45.6%	58.9%	46.7%	47.5%

(2) In FY'26, we recognized gains of $463.9 million on the sale of our Kepware and ThingWorx businesses and $2.0 million related to the finalization of contingent consideration associated with the FY'22 sale of a portion of our PLM services business, offset by a $0.8 million financing charge related to a debt commitment agreement associated with the divestiture. In FY'25, we recognized a $13.1 million gain related to contingent consideration earned upon the achievement of performance milestones associated with the FY'22 sale of a portion of our PLM services business.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in FY'25, adjustments exclude a $10.4 million benefit related to the tax impact of tax reserves related to prior years in foreign jurisdictions.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2026	2025

ASSETS

Cash and cash equivalents	$232,852	$184,415
Accounts receivable, net	1,107,131	1,001,085
Property and equipment, net	66,580	60,843
Goodwill and acquired intangible assets, net	4,139,199	4,317,979
Lease assets, net	125,555	114,974
Other assets	1,041,239	937,876

Total assets	$6,712,556	$6,617,172

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$821,091	$827,065
Debt, net of deferred issuance costs	1,609,763	1,197,434
Lease obligations	187,068	172,433
Other liabilities	682,452	594,011
Stockholders' equity	3,412,182	3,826,229

Total liabilities and stockholders' equity	$6,712,556	$6,617,172

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

Cash flows from operating activities:
Net income	$157,263	$347,793	$1,033,284	$733,997
Stock-based compensation	66,244	54,810	252,092	216,205
Depreciation and amortization	24,381	25,701	98,561	102,504
Amortization of right-of-use lease assets	8,304	8,453	34,027	32,912
Gain on divestiture of businesses	(1,298)	(13,100)	(465,900)	(13,100)
Operating lease liability	2,348	(5,476)	16,670	(10,345)
Accounts receivable	(285,296)	(294,609)	(127,116)	(121,052)
Accounts payable and accruals	(7,221)	30,219	197,364	19,890
Deferred revenue	109,480	54,225	4,816	37,753
Income taxes	(66,017)	41,164	50,067	63,573
Other	39,130	(145,150)	(195,256)	(194,641)
Net cash provided by operating activities	47,318	104,030	898,609	867,696

Capital expenditures	(9,657)	(3,546)	(25,948)	(11,008)
Divestiture of businesses(1)	8,176	-	531,482	-
Borrowings (payments) on debt, net(2)	186,250	(36,250)	411,250	(552,958)
Repurchases of common stock	(298,720)	(75,011)	(1,624,910)	(299,998)
Net proceeds associated with issuance of common stock	12,308	12,755	25,470	26,062
Payments of withholding taxes in connection with vesting of stock-based awards	(5,958)	(8,444)	(73,301)	(80,205)
Settlement of net investment hedges	(8,768)	(6,193)	17,781	(20,753)
Contribution to solar energy equity investment	(50,146)	-	(100,292)	-
Other financing & investing activities	-	-	(4,580)	(7,942)
Foreign exchange impact on cash	595	(2,247)	(7,124)	(2,372)

Net change in cash, cash equivalents, and restricted cash	(118,602)	(14,906)	48,437	(81,478)
Cash, cash equivalents, and restricted cash, beginning of period	352,027	199,894	184,988	266,466
Cash, cash equivalents, and restricted cash, end of period	$233,425	$184,988	$233,425	$184,988

Supplemental cash flow information:
Cash paid for interest	$21,693	$18,767	$62,236	$77,828

(1) In Q2'26, we sold our ThingWorx and Kepware businesses.
(2) In FY'25, net repayments include borrowings on our credit facility revolver to fund the $500 million bond repayment in February.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Cash provided by operating activities	$47,318	$104,030	$898,609	$867,696
Capital expenditures	(9,657)	(3,546)	(25,948)	(11,008)
Free cash flow	$37,661	$100,484	$872,661	$856,688